UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 26, 2019

Date of Report (Date of earliest event reported)

Trident Acquisitions Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38508	81-1996183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Water Street, Fl 8 New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 229-7549

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of common stock and one Warrant to acquire one share of common stock	TDACU	NASDAQ Capital Market
Common stock, $0.001 par value per share	TDAC	NASDAQ Capital Market
Warrants	TDACW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

Subsequent to the approval by its stockholders of the Amendment to the Investment Management Trust Agreement dated May 29, 2018 between it and Continental Stock Transfer & Trust Company (“CST”) at the Annual Meeting (as defined below in Item 5.07) (the “Trust Amendment”), on November 27, 2019, Trident Acquisitions Corp. (“Trident” or the “Company”) entered into the Trust Amendment with CST. The Trust Amendment extends the time by which Trident has to consummate a business combination for an additional 180 days, from December 1, 2019 to May 29, 2020 (the “Extended Termination Date”).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Subsequent to the approval by its stockholders of the Amendment to Trident’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”), on November 27, 2019, Trident filed the Charter Amendment with the Delaware Secretary of State. The Charter Amendment extends the time by which Trident has to consummate a business combination from December 1, 2019 to the Extended Termination Date.

Item 5.07. Submissions of Matters to a Vote of Security Holders.

Trident held its Annual Meeting of Stockholders (the “Annual Meeting”) on November 26, 2019 at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154. Summarized below are the results of the matters voted on at the Annual Meeting.

Matters Voted On	For	Withheld	Abstain
Election of two Class I directors to serve until the 2022 Annual Meeting of Stockholders of the Company and until his or her successor has been duly elected and qualified or until his or her earlier resignation, removal or death:
Vadim Komissarov (Class I)	17,652,564	5,462,020	--
Thomas Gallagher (Class I)	17,652,564	5,462,020	--

Matters Voted On	For	Against	Abstain
Proposal to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to complete a business combination for an additional 180 days, from December 1, 2019 to the Extended Termination Date.	22,048,584	20,000	1,046,000

Proposal to amend the Company’s investment management trust agreement, dated as of May 29, 2018, by and between the Company and Continental Stock Transfer & Trust Company, to extend the date on which to commence liquidating the trust account established in connection with the Company’s initial public offering in the event the Company has not consummated a business combination by the Extended Termination Date.	16,290,044	20,000	1,046,000

Ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.	18,654,584	0	4,460,000

As a result of the voting at the Annual Meeting, each of the nominees for director named above was elected and each of the proposals described above was approved by the Company’s stockholders. Prior to the Annual Meeting, holders of 13,081,434 shares of the Company’s common stock redeemed their shares for cash, resulting in a trust account balance of $74,080,841.35 after giving effect to the redemptions.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Certificate of Incorporation of Trident Acquisitions Corp., dated November 27, 2019

10.1	Amendment to the Investment Management Trust Agreement between Trident Acquisitions Corp. and Continental Stock Transfer & Trust Company, dated November 27, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2019

TRIDENT ACQUISITIONS CORP.

By:	/s/ Vadim Komissarov
Name:	Vadim Komissarov
Title:	President

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